                                                                 EXHIBIT 10.31.1


                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment") is dated as of January 26, 1998, among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, as the Borrower, BANK ONE, ARIZONA, NA, as a Lender, as Issuing Bank, as Administrative Agent and as Co-Agent, CREDIT LYONNAIS NEW YORK BRANCH, as a Lender, as Documentation Agent and as Co-Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, as Syndication Agent and as Co-Agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender, and SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into that certain Amended and Restated Revolving Credit Agreement dated as of October 10, 1997 (the "Credit Agreement") providing for loans to the Borrower not to exceed $200,000,000 at any time outstanding; and

         WHEREAS, the parties desire to amend the Credit Agreement to increase the total Commitments to $300,000,000 and to modify certain other provisions of the Credit Agreement, all on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto amend the Credit Agreement, and covenant and agree, as follows:

         1. Defined Terms.

         1.1 Terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

         1.2 The definitions of the following terms in the Credit Agreement are hereby amended as follows:

                  (a) The definition of the term "Aggregate Value" is hereby amended and restated in its entirety as follows:

                           "Aggregate Value" means, with respect to an Eligible
                  Hotel, at any date, the aggregate value thereof to be calculated as follows:

                           (a) For a Seasoned Property or a Special Property,
                  (i) the Adjusted NOI for such Seasoned Property or Special Property for the preceding four (4) Fiscal Quarters divided by (ii) ten and one-half percent (10.5%); and

                           (b) For a New Property (other than a Special
                  Property), the Borrower's Investment in such New Property.

                  (b) The definition of the term "Applicable Letter of Credit Rate" is hereby amended and restated in its entirety as follows:

                           "Applicable Letter of Credit Rate" means one and
                  four-tenths percent (1.40%) per annum.

                  (c) The definition of the term "Applicable Margin" is hereby amended and restated in its entirety as follows:

                           "Applicable Margin" means, (a) with respect to each
                  Loan made, continued or converted at any date prior to the first Pricing Date occurring after December 31, 1997, (i) 0.375% with respect to Base Rate Loans and (ii) 1.8% with respect to Eurodollar Rate Loans; (b) with respect to each Loan made, continued or converted at any date from and after the first Pricing Date occurring after December 31, 1997, the applicable percentage per annum set forth below based upon the Status in effect at the time such Loan is made, continued or converted, it being understood that the Applicable Margin for
                  (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans," and (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans;" and (c) with respect to the Unused Commitment Fee from and after the first Pricing Date occurring after December 31, 1997, the applicable percentage per annum set forth below under the column, "Unused Commitment Fee," based upon the Status then in effect.


                                                                                  Unused
                                    Base Rate             Eurodollar            Commitment
                                      Loans               Rate Loans               Fee
                                    ---------             ----------            ----------
Level I Status                        0.0%                  1.00%                 0.125%

Level II Status                       0.0%                  1.125%                0.15%

Level III Status                      0.0%                  1.25%                 0.15%

Level IV Status                       0.0%                  1.375%                0.20%

Level V Status                        0.0%                  1.40%                 0.20%

Level VI Status                       0.0%                  1.50%                 0.20%

Level VII Status                      0.125%                1.625%                0.25%

Level VIII Status                     0.25%                 1.75%                 0.30%



                  (d) The definition of the term "Borrowing Base" is hereby amended by changing the reference "40%" to "45%."

                  (e) The definition of the term "Debt Service Coverage Ratio" is hereby deleted.

                  (f) The definition of the term "Eligible Hotels" is hereby amended by changing the reference "ten percent (10%)" in subparagraph
         (ii)(E) to "fifteen percent (15%)."

                  (g) The definition of the term "Minimum Tangible Net Worth" is hereby amended and restated in its entirety as follows:

                           "Minimum Tangible Net Worth" means, with respect to
                  the Borrower, at any time, the sum of $370,000,000 plus (a) 85% of the aggregate net proceeds received by Sunstone or any of its Subsidiaries after December 31, 1997 in connection with any offering of Stock or Stock Equivalents of Sunstone or its Subsidiaries taken as a whole and (b) 85% of the consideration for any partnership interests in Borrower issued for the acquisition of a Hotel or any interest in a Hotel permitted hereunder.

                  (h) The definition of the term "Status" is hereby amended and restated in its entirety as follows:

                           "Status" means the existence of Level I Status, Level
                  II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status, as the case may be. As used in this definition (and subject to the provisions set forth below):

                           "Level I Status" exists at any date if, at such date,
                  Sunstone has a long-term senior unsecured actual or implied debt rating of A- or better by S&P and A3 or better by Moody's;

                           "Level II Status" exists at any date if, at such
                  date, Sunstone has a long-term senior unsecured actual or implied debt rating of BBB+ by S&P and Baa1 by Moody's;

                           "Level III Status" exists at any date if, at such
                  date, Sunstone has a long-term senior unsecured actual or implied debt rating of BBB by S&P and Baa2 by Moody's;

                           "Level IV Status" exists at any date if, at such
                  date, Sunstone has a long-term senior unsecured actual or implied debt rating of BBB- by S&P and Baa3 by Moody's;

                           "Level V Status" exists at any date if, at such date,
                  (i) neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of less than 25%;

                           "Level VI Status" exists at any date if, at such
                  date, (i) neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 25% or more but less than 35%:

                           "Level VII Status" exists at any date if, at such
                  date, (i) neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 35% or more, but less than 40%; and

                           "Level VIII Status" exists at any date if, at such
                  date, (i) neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 40% or more, but less than 45%.

                           The determination of Status shall be subject to the
                  following: (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of REITs generally or (after issuing ratings with respect to Sunstone) shall cease to issue ratings with respect to Sunstone, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and
                  (a) until such substitute rating agency or agencies are agreed upon, Status (to the extent based upon such ratings) shall be determined on the basis of the rating assigned by the other rating agency, and if both S&P and Moody's shall have ceased to issue such ratings, Status shall be determined based on the Leverage Ratio (and accordingly shall not be higher than Level V Status) and (b) after such substitute rating agency or agencies are agreed upon, Status (to the extent based upon such ratings) shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's (or, if applicable, any substitute agency or agencies designated as provided in clause (i)) are not equivalent, the lower rating will apply for the purposes of determining Status (to the extent that Status is based upon such ratings); (iii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's (or, if applicable, any substitute agency or agencies designated as provided in clause

                  (i)) are two or more Levels apart, the rating one Level above the lower rating will apply for the purposes of determining Status (to the extent that Status is based upon such ratings);
                  (iv) the initial determination of Status pursuant hereto shall be effective from and after the first Pricing Date occurring after December 31, 1997; (v) changes in Status resulting from a change in the unsecured actual or implied debt ratings of Sunstone shall be effective on the first Business Day following any such change; and (vi) changes in Status resulting from a change in the Leverage Ratio shall be effective on the Pricing Date next following the applicable Fiscal Quarter with respect to which such Leverage Ratio is determined.

         1.3 The following terms have the following meanings when used in the Credit Agreement as amended hereby:

                  "Leverage Ratio" means, at the end of any Fiscal Quarter from and after the Fiscal Quarter ending December 31, 1997, the ratio (expressed as a percentage) of (a) the Total Indebtedness of Sunstone at the end of such Fiscal Quarter to (b) the Total Hotel Value at the end of such Fiscal Quarter.

                  "Preferred Debt Service Coverage Ratio" has the meaning provided therefor in Section 6.2.

                  "Pricing Date" means, with respect to any determination of Status based on the Leverage Ratio, the first day of the calendar month next following the date on which the Borrower is required to deliver to the Administrative Agent the quarterly financial statements provided for in Section 7.11(a) for the Fiscal Quarter with respect to which the Leverage Ratio is to be so determined and the Compliance Certificate provided for in Section 7.11(e) setting forth the Leverage Ratio as of the end of such Fiscal Quarter; provided that (i) if any of such quarterly financial statements or Compliance Certificate are delivered to the Administrative Agent later than the date on which required to be delivered and the Leverage Ratio determined pursuant thereto would result in a change in Status to a higher level, the Pricing Date shall not occur until the tenth day following the Administrative

         Agent's receipt thereof and (ii) if the annual audited financial statements delivered by the Borrower pursuant to Section 7.11(b) for any Fiscal Year evidence a Leverage Ratio for the fourth quarter of such Fiscal Year that would result in a Status that is different than the Status evidenced by the quarterly financial statements for the fourth Fiscal Quarter of such Fiscal Year delivered by the Borrower, Status shall be adjusted to conform to the Leverage Ratio determined on the basis of such annual audited financial statements from and after the tenth day following the Administrative Agent's receipt of such annual audited financial statements and, if such adjustment results in a Status at a lower level than in effect since the most recent Pricing Date, such adjustment shall be retroactive to such Pricing Date, in which event the Borrower shall pay to the Administrative Agent on demand any additional interest resulting from such retroactive adjustment.

                  "Special Property" means an Eligible Hotel that is designated by the Borrower as a "Special Property" in accordance with the provisions of Section 7.23(h).

                  "Total Hotel Value" means, at any date, the aggregate value of all Hotels owned by the Borrower or any of its direct or indirect wholly-owned Subsidiaries, such value to be calculated as follows:

                  (a) For all Seasoned Properties, (i) the Adjusted NOI for such Seasoned Properties for the preceding four (4) Fiscal Quarters divided by (ii) ten and one-half percent (10.5%); and

                  (b) For all New Properties, the Borrower's Investment in such New Properties.

                  "Unused Commitment Fee Rate" means (i) until the first Pricing Date to occur after December 31, 1997, 0.25% per annum and (ii) from and after the first Pricing Date to occur after December 31, 1997, a rate per annum equal to the Applicable Margin with respect to the Unused Commitment Fee.

         2. Increase of Commitments. The aggregate amount of the Commitments is hereby increased to $300,000,000, and from and after the date hereof the Commitment of each Lender is as set forth in Schedule II attached hereto and hereby incorporated herein, which replaces Schedule II to the Credit Agreement.

         3. Unused Commitment Fee. Section 2.4(a) is hereby amended by changing the reference "0.25%" to "the Unused Commitment Fee Rate on the date on which such payment is due."

         4. Trigger Date. Section 3.4(a) is amended and restated in its entirety as follows:

                  (a) In the event that, at the end of any Fiscal Quarter (the "Trigger Date") commencing with the Fiscal Quarter ending on December 31, 1997, the Borrower shall fail to maintain an Interest Coverage Ratio of 2.5 to 1.0 or a Preferred Debt Service Coverage Ratio of 2.0 to 1.0, such failure shall not constitute an Event of Default if and for as long as (i) the Borrower shall maintain an Interest Coverage Ratio of not less than 2.0 to 1.0 and a Preferred Debt Service Coverage Ratio of not less than 1.5 to 1.0 and (ii) the Borrower shall or shall cause Sunstone or the Eligible Hotel Owners (as applicable) to execute and deliver to the Administrative Agent with respect to each of the Eligible Hotels (A) within seventy-five (75) days of the Trigger Date, the documents set forth in Section 3.4(b) and (B) within 135 days of the Trigger Date, the documents set forth in Section 3.4(c).

         5. Facility Letters of Credit. Section 4.2(ii) is hereby amended by changing the reference "$15,000,000" to "$30,000,000" and the reference "$20,000,000" to "$40,000,000."

         6. Use of Proceeds. Section 5.18 is hereby amended by changing the reference "$20,000,000" to "$40,000,000."

         7. Financial Covenants. (a) Section 6.1 is hereby amended by changing the reference "3.0 to 1.0" to "2.5 to 1.0."

         (b) Section 6.2 is hereby amended and restated in its entirety as follows:

         6.2 Preferred Debt Service Coverage Ratio. Sunstone shall maintain at the end of each

         Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1997, a ratio ("Preferred Debt Service Coverage Ratio") of (a) Adjusted EBITDA to (b) the sum of (i) Debt Service and (ii) dividends paid by Sunstone on any of its preferred Stock, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.0 to 1.0, except as otherwise provided in Section 3.4(a).

         (c) Section 6.4 is hereby amended (i) by changing in subparagraph (i) thereof the phrase "multiplied by four (4)" to "multiplied by four and one-half (4-1/2)" and (ii) by changing, in both subparagraph (i) and subparagraph (ii) thereof, the references "forty percent (40%)" to "forty-five percent (45%)."

         (d) Section 6.7 is hereby amended by changing the reference "85%" to "90%."

         8. Financial Statements. (a) Section 7.11(a) is hereby amended by changing the phrase "each of the first three Fiscal Quarters of each Fiscal Year" to "each Fiscal Quarter."

         (b) After the date of this Amendment, each Compliance Certificate delivered shall reflect the amendments to the Credit Agreement provided for herein, all in a manner satisfactory to the Required Lenders, and, without limitation of the foregoing, shall include calculations of the Leverage Ratio, Preferred Debt Service Coverage Ratio and Total Hotel Value and the identification of any Eligible Hotels that are designated as Special Properties.

         (c) Section 7.11(d) is hereby amended by adding the following provision immediately following clause (ii) thereof:

         and (iii) financial projections for each of the succeeding four Fiscal Quarters, including projected balance sheets at the end of each such Fiscal Quarter, projected statements of income and cash flow for each such Fiscal Quarter and projected compliance with covenants hereunder at the end of each such Fiscal Quarter;

         9. Borrowing Base Determination/Requirements. The following is hereby added to the Agreement as Section 7.23(h):

                  (h) Prior to the date on which, by reason of the duration of ownership thereof by the applicable Eligible Hotel Owner, a Renovating Property ceases to be a Renovating Property or any other New Property ceases to be a New Property, the Borrower may designate such Renovating Property or other New Property as a "Special Property" on and subject to the following terms and conditions:

                  (i) Such designation shall be made in writing and delivered to the Administrative Agent prior to or along with the first Compliance Certificate delivered to the Administrative Agent that sets forth the Aggregate Value of such Eligible Hotel as determined as a Special Property;

                  (ii) Such designation shall be irrevocable, and such Eligible Hotel shall from and after such designation continue to be a Special Property until such time as it becomes a Seasoned Property;

                  (iii) The designation of such Eligible Hotel as a Special Property shall be solely for the purpose of determining the Aggregate Value of such Eligible Hotel and shall not otherwise affect such Eligible Hotel's status as a Renovating Property or other New Property hereunder; and

                  (iv) A Renovating Property may not be designated as a Special Property prior to the last day of the Fiscal Quarter in which the renovation of such Renovating Property is substantially completed.

         10. Additional Indebtedness. The following new Section 7.24 is hereby added to the Credit Agreement:

                  7.24 Approval of Additional Indebtedness. In the event that the Borrower desires to seek from the Lenders approval of any proposed Indebtedness not permitted under the provisions of Section 8.2, the Borrower shall furnish to the Lenders such information as the Lenders may request with respect thereto, which may include without limitation (a) a summary of the terms and conditions of such proposed Indebtedness;
         (b) a pro forma Compliance Certificate prepared taking into account such proposed Indebtedness; (c) a pro forma calculation with respect to the Borrower's compliance with the covenants intended to be included in such proposed Indebtedness; (d) a detailed description of the intended use of proceeds of such Indebtedness; and (e) copies of the documentation evidencing such Indebtedness, which documentation shall evidence to the satisfaction of the Lenders that such Indebtedness is not secured in whole or in part and is subordinate to, or pari passu with, the Obligations. Neither the provisions of this Section 7.24 nor the Borrower's delivery to the Lenders of a request for approval of such proposed Indebtedness, whether in accordance with this Section
         7.24 or otherwise, shall modify, limit or otherwise affect the provisions of Section 8.2.

         11. Limitations on Development, Construction, Renovation and Purchase of Hotels. Section 8.5 is hereby amended and restated in its entirety as follows:

                  8.5 Limitations on Development, Construction, Renovation and Purchase of Hotels. Neither Sunstone nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development or construction of any Hotels with respect to which the cost to complete the same shall at any time exceed, for all such development and construction in the aggregate, the lesser of (i) ten percent (10%) of Total Hotel Value and (ii) $50,000,000, (b) engage in the renovation (including construction of additions) of any Hotels with respect to which the cost to complete the same shall at any time exceed in the aggregate the lesser of (i) fifteen percent (15%) of Total Hotel Value and (ii) $100,000,000, or (in the aggregate with costs described in clause (a)) the lesser of (A) twenty percent (20%) of Total Hotel Value and (B) $125,000,000, or (c) engage in the development or construction of Hotels (without regard to whether the same is permitted under clauses (a) or (b) above) to enter into any agreements to purchase Hotels or other assets, unless Sunstone, the Borrower or such Subsidiary (as applicable) at all times has available sources of capital equal to the total cost to complete such development or construction and to pay in full the cost of the purchase of such Hotels or other assets (to the extent that the payment of such cost of purchase constitutes a recourse obligation of Sunstone, the Borrower or its Subsidiary), which available sources of capital may include the Available Credit to the extent that the Borrower may borrow the same for the purposes required.

         12. Closing Deliveries. Prior to or simultaneously with the execution and delivery of this Amendment, and as a condition to this Amendment, the Borrower shall deliver to the Administrative Agent the following:

                  (a) Payment of the fees provided for in the letter agreement dated January 14, 1998 and of all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with this Amendment;

                  (b) Notes payable to those Lenders whose Commitments have increased, each such Note to be in the amount of such Lender's increased Commitment;

                  (c) The Consent of Guarantors attached to this Amendment; and

                  (d) Certificates of good standing, certified corporate resolutions and incumbency certificates with respect to, and opinions of counsel for, the Borrower and Sunstone, all in form and substance satisfactory to the Administrative Agent.

         13. Ratification. The Credit Agreement (as amended hereby) and the other Loan Documents (as amended as herein provided) are hereby ratified and remain in full force and effect.

         14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    SUNSTONE HOTEL INVESTORS, L.P.

                                    By: Sunstone Hotel Investors, Inc.
                                        its general partner

                                    By: /s/ ROBERT A. ALTER
                                        -------------------------------------
                                        Name: Robert A. Alter
                                        Title: President


                                    LENDER:

                                    BANK ONE, ARIZONA, NA
                                    as Administrative Agent, Co-Agent,
                                    Issuing Bank and Lender

                                    By: /s/ TODD T. POPOVICH
                                        -------------------------------------
                                        Name: Todd T. Popovich
                                        Title: Assistant Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH
                                    as Documentation Agent, Co-Agent
                                    and Lender

                                    By: /s/ JOSEPH A. ASCIOLLA
                                        -------------------------------------
                                        Name: Joseph A. Asciolla
                                        Title: Vice President

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    as Syndication Agent, Co-Agent and
                                    Lender

                                    By: /s/ WAYNE BRANDER
                                        -------------------------------------
                                        Name: Wayne Brander
                                        Title: Vice President

                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES, as Lender

                                    By: /s/ JOHN W. SWEENEY
                                        -------------------------------------
                                        Name: John W. Sweeney
                                        Title: Assistant Vice President


                                    SOCIETE GENERALE, SOUTHWEST AGENCY,
                                    as Lender

                                    By: /s/ THOMAS K. DAY
                                        -------------------------------------
                                        Name: Thomas K. Day
                                        Title: Vice President

                              CONSENT OF GUARANTORS

         Each of the undersigned, being a Guarantor (as defined in the Credit Agreement referred to in the foregoing Amendment) does hereby consent to the foregoing Amendment, and ratify and affirm that the Guaranty (as defined in the Credit Agreement) heretofore executed by the undersigned remains in full force and effect for the benefit of the Lenders under the Credit Agreement, as amended by the foregoing Amendment.

         This Consent of Guarantors may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent of Guarantors as of this ____ day of January, 1998.

                                            Sunstone Hotel Investors, Inc.

                                            By:  /s/ ROBERT A. ALTER
                                                 ------------------------
                                            Its: PRESIDENT
                                                 ------------------------

                                            /s/ ROBERT A. ALTER
                                            -----------------------------
                                            Robert A. Alter

                                            /s/ CHARLES BIEDERMAN
                                            -----------------------------
                                            Charles Biederman

                                            /s/ DANIEL E. CARSELLO
                                            -----------------------------
                                            Daniel E. Carsello

                                            /s/ GERALD N. CLARK
                                            -----------------------------
                                            Gerald N. Clark

                                            /s/ C. ROBERT ENEVER
                                            -----------------------------
                                            C. Robert Enever

                                            Peacock, LLC

                                            By:  /s/ TUSHAR PATEL
                                                 ------------------------
                                            Its: Member
                                                 ------------------------

                                            Shivani, L.L.C.

                                            By:  /s/ TUSHAR PATEL
                                                 ------------------------
                                            Its: Member
                                                 ------------------------

                                   SCHEDULE II

                                   COMMITMENTS


        Lender                                               Commitment
        ------                                               ----------
        Bank One, Arizona, NA                             $ 70,666,666.67

        Credit Lyonnais New York Branch                   $ 70,666,666.67

        Wells Fargo Bank, National                        $ 96,666,666.66
         Association

        Dresdner Bank AG, New York                        $ 35,000,000.00
         and Grand Cayman Branches

        Societe Generale, Southwest                       $ 27,000,000.00
         Agency                                           ---------------

               TOTAL:                                     $300,000,000.00
                                                          ===============
